Exhibit 99.1

BIOMET ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2014 PRELIMINARY FINANCIAL RESULTS
WARSAW, Ind., July 9, 2014 – Biomet, Inc. (“the Company”) announced today preliminary financial results for its fourth quarter and fiscal year ended May 31, 2014. The final results for the three and twelve months ended May 31, 2014 will be made available to the public with the filing of Biomet’s Form 10-K for fiscal year 2014 and will include the finalization of income tax related amounts.

Fourth Quarter Preliminary Financial Results

•	Consolidated net sales increased 7.7% (7.2% constant currency) worldwide to approximately $845 million

•	Knee sales grew 5.1% (4.6% constant currency) worldwide, with U.S. growth of 2.2%

•	S.E.T. sales increased 5.9% (5.4% constant currency) worldwide and grew 5.8% in the U.S.

Consolidated net sales increased 7.7% to $844.5 million worldwide during the fourth quarter of fiscal year 2014, compared to net sales of $783.9 million during the fourth quarter of fiscal year 2013. Excluding the effect of foreign currency, consolidated net sales increased 7.2% during the fourth quarter. U.S. net sales increased 6.9% during the fourth quarter to $498.5 million, while Europe net sales increased 10.8% (5.0% constant currency) to $208.9 million and International (primarily Canada, Latin America and the Asia Pacific region) net sales increased 6.4% (11.5% constant currency) to $137.1 million.

Consolidated net sales reflect the benefit of approximately 2% to 2.5% from additional revenue from the 2013 Spine Acquisition. On a consolidated basis, the Company had approximately one less selling day in the quarter compared to the prior year quarter.
Preliminary special items, after tax, totaled $50.9 million during the fourth quarter of fiscal year 2014, compared to $319.9 million during the fourth quarter of fiscal year 2013.
Preliminary reported operating income was $103.0 million during the fourth quarter of fiscal year 2014, compared to an operating loss of $139.3 million during the fourth quarter of fiscal year 2013. Excluding special items, adjusted operating income totaled $224.2 million during the fourth quarter of fiscal year 2014, compared to $214.9 million during the prior year period.
Preliminary reported net income in the quarter was $66.7 million, compared to a net loss of $221.2 million during the fourth quarter of the prior year. Excluding special items, adjusted net income totaled $117.6 million during the fourth quarter of fiscal year 2014, compared to $98.7 million for the fourth quarter of fiscal year 2013.
Excluding special items, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) during the fourth quarter of fiscal year 2014 totaled $287.2 million, compared to $266.3 million for the fourth quarter of fiscal year 2013.
Preliminary reported cash flow from operations totaled $203.4 million during the fourth quarter of fiscal year 2014, compared to reported cash flow from operations of $194.7 million for the fourth quarter of fiscal year 2013. Free cash flow (operating cash flow minus capital expenditures) was $133.5 million, which included $60.4 million of cash interest paid in the quarter, compared to a free cash flow of $140.4 million during the fourth quarter of fiscal year 2013, including $73.1 million of cash interest paid.

Full Year Preliminary Financial Results

•	Consolidated net sales increased 5.6% (6.1% constant currency) worldwide to approximately $3,223 million

•	Knee sales grew 5.9% (6.6% constant currency) worldwide, with U.S. growth of 5.9%

•	S.E.T. sales increased 7.9% (8.6% constant currency) worldwide and grew 9.7% in the U.S.

Consolidated net sales increased 5.6% to $3,223.4 million worldwide during fiscal year 2014, compared to net sales of $3,052.9 million during fiscal year 2013. Excluding the effect of foreign currency, consolidated net sales increased 6.1% during the fiscal year. U.S. net sales increased 5.8% during the fiscal year to $1,970.4 million, while Europe net sales increased 8.7% (4.8% constant currency) to $772.0 million and International (primarily Canada, Latin America and the Asia Pacific region) net sales increased 0.1% (9.3% constant currency) to $481.0 million.
Preliminary special items, after tax, totaled $383.3 million during fiscal year 2014, compared to $964.1 million during fiscal year 2013.

Preliminary reported operating income was $313.2 million during fiscal year 2014, compared to an operating loss of $164.5 million during fiscal year 2013. Excluding special items, adjusted operating income totaled $863.8 million during fiscal year 2014, compared to $837.6 million during the prior year period.
Preliminary reported net income was $36.8 million, compared to a net loss of $623.4 million during the prior year. Excluding special items, adjusted net income totaled $420.1 million during fiscal year 2014, compared to $340.7 million for fiscal year 2013.
Excluding special items, adjusted EBITDA during fiscal year 2014 totaled $1,078.6 million compared to $1,036.3 million for fiscal year 2013.
Preliminary reported cash flow from operations totaled $529.0 million during fiscal year 2014, compared to reported cash flow from operations of $468.5 million for fiscal year 2013. Free cash flow (operating cash flow minus capital expenditures) was $300.3 million, which included $347.4 million of cash interest paid during the year, compared to a free cash flow of $264.5 million during fiscal year 2013, including $388.6 million of cash interest paid.
At May 31, 2014, reported gross debt was $5,720.4 million, and cash and cash equivalents totaled $247.6 million, resulting in net debt of $5,472.8 million, compared to $5,610.8 million at May 31, 2013.

About Biomet
Biomet, Inc. and its subsidiaries design, manufacture and market surgical and non-surgical products used primarily by orthopedic surgeons and other musculoskeletal medical specialists. Biomet's product portfolio includes hip and knee reconstructive products; sports medicine, extremities and trauma products; spine, bone healing and microfixation products; dental reconstructive products; and cement, biologics and other products. Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in approximately 90 countries.
Contacts
For further information contact Daniel P. Florin, Senior Vice President and Chief Financial Officer, at (574) 372-1687, J. Pat Richardson, Vice President, Investor Relations at (574) 372-3941 or Barbara Goslee, Director, Investor Relations at (574) 372-1514.

Financial Schedule Presentation
The Company’s unaudited condensed consolidated financial statements as of and for the three and twelve months ended May 31, 2014 and 2013 and other financial data included in this press release have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States (except with respect to certain non-GAAP financial measures discussed below), and reflects purchase accounting adjustments related to the Merger referenced below and acquisitions.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements are often indicated by the use of words such as “will,” “intend,” “anticipate,” “estimate,” “expect,” “plan” and similar expressions. Forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward looking statements due to, among others, the following factors: the ability of the LVB Acquisition Inc. (“LVB”), the parent of the Company, and Zimmer Holdings, Inc.  (“Zimmer”) to complete their proposed merger; LVB’s and Zimmer’s ability to obtain regulatory approvals of the proposed merger on the contemplated terms and schedule; the impact of the announcement of, or failure to complete, the proposed merger on relationships with distributors, employees, customers and suppliers; the success of the Company’s principal product lines; the results of the ongoing investigation by the United States Department of Justice; the ability to successfully implement new technologies; the Company’s ability to sustain sales and earnings growth; the Company’s success in achieving timely approval or clearance of its products with domestic and foreign regulatory entities; the impact to the business as a result of compliance with federal, state and foreign governmental regulations and with the Deferred Prosecution Agreement; the impact to the business as a result of the economic downturn in both foreign and domestic markets; the impact of federal health care reform; the impact of anticipated changes in the musculoskeletal industry and the ability of the Company to react to and capitalize on those changes; the ability of the Company to successfully implement its desired organizational changes and cost-saving initiatives; the ability of the Company to successfully integrate acquisitions; the impact to the business as a result of the Company’s significant international operations, including, among others, with respect to foreign currency fluctuations and the success of the Company’s transition of certain manufacturing operations to China; the impact of the Company’s managerial changes; the ability of the Company’s customers to receive adequate levels of reimbursement from third-party payors; the Company’s ability to maintain its existing intellectual property rights and obtain future intellectual property rights; the impact to the business as a result of cost containment efforts of group purchasing organizations; the Company’s ability to retain existing independent sales agents for its products; the impact of product liability litigation losses; and other factors set forth in the Company’s filings with the SEC, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. There can be no assurance as to the accuracy of forward-looking statements contained in this press release. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company’s objectives will be achieved. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements which speak only as of the date on which they were made.
*Non-GAAP Financial Measures:
Management uses non-GAAP financial measures, such as net sales excluding foreign currency (constant currency), operating income as adjusted, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) as adjusted, net income as adjusted, gross profit as adjusted, selling, general and administrative expense as adjusted, research and development expense as adjusted, interest expense as adjusted, provision (benefit) for income taxes as adjusted, net debt, free cash flow and unlevered free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included elsewhere in the press release.
The term “adjusted” or “as adjusted,” a non-GAAP financial measure, refers to financial performance measures that exclude certain income statement line items, such as interest, taxes, depreciation or amortization, and/or exclude certain expenses, such as restructuring charges, non-cash impairment charges, integration and facilities opening costs or other business optimization expenses, new systems design and implementation costs, certain start-up costs and costs related to consolidation of facilities, loss on extinguishment of debt, certain non-cash charges, advisory fees paid to the Company’s private equity owners, certain severance charges, acquisition costs including the 2012 Trauma Acquisition, the 2013 Spine Acquisition and the Zimmer Merger, purchase accounting costs, certain litigation costs, including metal-on-metal, loss on swap liability and other related charges.
These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP in the United States. Biomet management believes that these non-GAAP financial measures provide useful information to investors; however, this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for financial information prepared in accordance with GAAP.
Non-GAAP Reconciliation
A reconciliation of reported results to adjusted results is included in this press release, which is also posted on Biomet’s website: www.biomet.com
Reclassifications
Certain prior period amounts have been reclassified to conform to the current presentation. The current presentation aligns with how the Company presently reports sales and markets its products. The Company also reclassified instrument depreciation from cost of sales to selling, general and administrative expense.

The Merger
Biomet, Inc. finalized the merger with LVB Acquisition Merger Sub, Inc., a wholly-owned subsidiary of LVB Acquisition, Inc., which it refers to in this press release as the “Merger”, on September 25, 2007. LVB Acquisition, Inc. is indirectly owned by investment partnerships directly or indirectly advised or managed by The Blackstone Group, Goldman Sachs & Co., Kohlberg Kravis
Roberts & Co. and TPG Global.

2012 Trauma Acquisition
On May 24, 2012, DePuy Orthopaedics, Inc. accepted the Company’s binding offer to purchase certain assets representing substantially all of DePuy’s worldwide trauma business (the “2012 Trauma Acquisition”), which involves researching, developing, manufacturing, marketing, distributing and selling products to treat certain bone fractures or deformities in the human body, including certain intellectual property assets, and to assume certain liabilities, for approximately $280.0 million in cash. The Company acquired the DePuy worldwide trauma business to strengthen its trauma business and to continue to build a stronger presence in the global trauma market. On June 15, 2012, the Company announced the initial closing of the transaction. During the first and second quarters of fiscal year 2013, subsequent closings in various foreign countries occurred on a staggered basis, with the final closing occurring on December 7, 2012.

2013 Spine Acquisition
On October 5, 2013, the Company and its wholly-owned subsidiaries EBI Holdings, LLC, a Delaware limited liability company (“EBI”), and LNX Acquisition, Inc., a Delaware corporation (“Merger Sub Lanx”), entered into an Agreement and Plan of Merger (the “Merger Agreement Lanx”) with Lanx, Inc., a Delaware corporation (“Lanx”). On October 31, 2013, Merger Sub Lanx merged with and into Lanx and the separate corporate existence of Merger Sub Lanx ceased (the “2013 Spine Acquisition”). Upon the consummation of the 2013 Spine Acquisition, Lanx became a wholly-owned subsidiary of EBI and the Company. As of November 1,

2013 the activities of Lanx were included in the Company’s consolidated results. The aggregate purchase price for the acquisition was approximately $150.8 million on a debt-free basis.

Zimmer Merger
On April 24, 2014, LVB, a Delaware corporation, which owns all of the outstanding shares of common stock of Biomet, Inc., entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Zimmer, a Delaware corporation, and Owl Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Zimmer.
Under the Merger Agreement, LVB will be acquired for an aggregate purchase price based on a total enterprise value of $13.35 billion, which will consist of $10.35 billion in cash (which is subject to adjustment) and 32,704,677 shares of Zimmer common stock (which number of shares represents the quotient of $3.0 billion divided by $91.73, the volume weighted average price of Zimmer’s common stock on the New York Stock Exchange for the five trading days prior to the date of the Merger Agreement). According to Zimmer’s Form 8-K filed on April 30, 2014, in connection with the merger, Zimmer expects to pay off all of the outstanding funded debt of LVB and its subsidiaries, and the aggregate cash merger consideration paid by Zimmer at the closing will be reduced by such amount. Zimmer is expected to fund the cash portion of the merger consideration and the repayment of the outstanding funded debt of LVB and its subsidiaries with a combination of new debt and cash on hand. The closing of the merger is not conditioned on the receipt of any debt financing by Zimmer. Zimmer, however, is not required to consummate the merger until the completion of a 15 consecutive business day marketing period.

Rounding
Amounts may not recalculate due to rounding.

Biomet, Inc.
Product Net Sales
Three Months Ended May 31, 2014 and 2013
(in millions, except percentages, unaudited)

	Three Months Ended May 31, 2014	Three Months Ended May 31, 2013	Reported Growth %	Constant Currency* Growth %	United States Growth %
Knees	$252.4	$240.2	5.1%	4.6%	2.2%
Hips	168.9	163.2	3.5%	3.2%	0.4%
Sports, Extremities, Trauma (S.E.T.)	168.7	159.2	5.9%	5.4%	5.8%
Spine, Bone Healing and Microfixation	124.3	97.8	27.1%	26.7%	27.3%
Dental	70.3	68.5	2.6%	1.7%	7.6%
Cement, Biologics and Other	59.9	55.0	9.4%	7.6%	(0.2)%
Net Sales	$844.5	$783.9	7.7%	7.2%	6.9%

	Three Months Ended May 31, 2014 Net Sales Growth As Reported	Currency Impact*	Three Months Ended May 31, 2014 Net Sales Growth in Local Currencies*
Knees	5.1%	(0.5)%	4.6%
Hips	3.5%	(0.3)%	3.2%
Sports, Extremities, Trauma (S.E.T.)	5.9%	(0.5)%	5.4%
Spine, Bone Healing and Microfixation	27.1%	(0.4)%	26.7%
Dental	2.6%	(0.9)%	1.7%
Cement, Biologics and Other	9.4%	(1.8)%	7.6%
Net Sales	7.7%	(0.5)%	7.2%

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.
Product Net Sales
Year Ended May 31, 2014 and 2013
(in millions, except percentages, unaudited)

	Year Ended May 31, 2014	Year Ended May 31, 2013	Reported Growth %	Constant Currency* Growth %	United States Growth %
Knees	$995.7	$940.0	5.9%	6.6%	5.9%
Hips	649.2	632.7	2.6%	3.8%	2.8%
Sports, Extremities, Trauma (S.E.T.)	647.5	600.1	7.9%	8.6%	9.7%
Spine, Bone Healing and Microfixation	446.7	408.8	9.3%	9.1%	6.5%
Dental	259.1	257.0	0.8%	0.6%	4.6%
Cement, Biologics and Other	225.2	214.3	5.2%	4.6%	—%
Net Sales	$3,223.4	$3,052.9	5.6%	6.1%	5.8%

	Year Ended May 31, 2014 Net Sales Growth As Reported	Currency Impact*	Year Ended May 31, 2014 Net Sales Growth in Local Currencies*
Knees	5.9%	0.7%	6.6%
Hips	2.6%	1.2%	3.8%
Sports, Extremities, Trauma (S.E.T.)	7.9%	0.7%	8.6%
Spine, Bone Healing and Microfixation	9.3%	(0.2)%	9.1%
Dental	0.8%	(0.2)%	0.6%
Cement, Biologics and Other	5.2%	(0.6)%	4.6%
Net Sales	5.6%	0.5%	6.1%

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.
Geographic Net Sales
Three Months Ended May 31, 2014 and 2013
(in millions, except percentages, unaudited)

	Three Months Ended May 31, 2014	Three Months Ended May 31, 2013	Reported Growth %	Constant Currency* Growth %
Geographic Sales:
United States	$498.5	$466.3	6.9%	6.9%
Europe	208.9	188.7	10.8%	5.0%
International	137.1	128.9	6.4%	11.5%
Net Sales	$844.5	$783.9	7.7%	7.2%

	Three Months Ended May 31, 2014 Net Sales Growth As Reported	Currency Impact*	Three Months Ended May 31, 2014 Net Sales Growth in Local Currencies*
United States	6.9%	—%	6.9%
Europe	10.8%	(5.8)%	5.0%
International	6.4%	5.1%	11.5%
Total	7.7%	(0.5)%	7.2%

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.
Geographic Net Sales
Year Ended May 31, 2014 and 2013
(in millions, except percentages, unaudited)

	Year Ended May 31, 2014	Year Ended May 31, 2013	Reported Growth %	Constant Currency* Growth %
Geographic Sales:
United States	$1,970.4	$1,862.2	5.8%	5.8%
Europe	772.0	710.2	8.7%	4.8%
International	481.0	480.5	0.1%	9.3%
Net Sales	$3,223.4	$3,052.9	5.6%	6.1%

	Year Ended May 31, 2014 Net Sales Growth As Reported	Currency Impact*	Year Ended May 31, 2014 Net Sales Growth in Local Currencies*
United States	5.8%	—%	5.8%
Europe	8.7%	(3.9)%	4.8%
International	0.1%	9.2%	9.3%
Total	5.6%	0.5%	6.1%

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.
Consolidated Statements of Operations
Three Months and Year Ended May 31, 2014 and 2013
(in millions, except percentages, unaudited)

	Three Months Ended May 31,		Year Ended May 31,
	(Preliminary) 2014	2013	(Preliminary) 2014	2013
Net sales	$844.5	$783.9	$3,223.4	$3,052.9
Cost of sales	250.2	226.8	1,040.2	873.4
Gross profit	594.3	557.1	2,183.2	2,179.5
Selling, general and administrative expense	373.1	336.4	1,393.2	1,312.5
Research and development expense	48.2	43.1	169.6	150.3
Amortization	70.0	83.6	307.2	313.8
Goodwill impairment charge	—	240.0	—	473.0
Intangible assets impairment charge	—	(6.7)	—	94.4
Operating income (loss)	103.0	(139.3)	313.2	(164.5)
Interest expense	81.5	88.0	355.9	398.8
Other (income) expense	(8.2)	5.4	(2.8)	177.8
Income (loss) before income taxes	29.7	(232.7)	(39.9)	(741.1)
Benefit for income taxes	(37.0)	(11.5)	(76.7)	(117.7)
Net income (loss)	$66.7	$(221.2)	$36.8	$(623.4)

Biomet, Inc.
Reconciliation of Reported Consolidated Statements of Operations to Consolidated Statements of Operations, as adjusted*
Three Months Ended May 31, 2014 and 2013
(in millions, except percentages, unaudited)

(Preliminary) Three Months Ended May 31, 2014
	Gross profit	Selling, general and administrative expense	Research and development expense	Amortization	Operating income (loss)	Provision (benefit) from income taxes	Net income (loss)
As Reported	$594.3	$373.1	$48.2	$70.0	$103.0	$(37.0)	$66.7
Certain litigation	6.1	(6.3)	—	—	12.4	—	12.4
Acquisition expenses	2.6	(13.0)	—	—	15.6	—	15.6
Operational restructuring	17.2	(4.5)	(0.6)	—	22.3	—	22.3
Principal Stockholders fee	—	(2.9)	—	—	2.9	—	2.9
Special items, before amortization from purchase accounting, interest and tax	25.9	(26.7)	(0.6)	—	53.2	—	53.2
Amortization from purchase accounting	—	—	—	(68.0)	68.0	—	68.0
Special items, pre-tax	25.9	(26.7)	(0.6)	(68.0)	121.2	—	121.2
Tax effect	—	—	—	—	—	70.3	(70.3)
As Adjusted*	$620.2	$346.4	$47.6	$2.0	$224.2	$33.3	$117.6

Three Months Ended May 31, 2013
	Gross profit	Selling, general and administrative expense	Research and development expense	Amortization	Goodwill and intangible assets impairment charge	Operating income (loss)	Other (income) expense	Provision (benefit) from income taxes	Net income (loss)
As Reported	$557.1	$336.4	$43.1	$83.6	$233.3	$(139.3)	$5.4	$(11.5)	$(221.2)
Certain litigation	19.8	(5.7)	—	—	—	25.5	—	—	25.5
Acquisition expenses	4.1	(0.8)	—	—	—	4.9	—	—	4.9
Operational restructuring	3.5	(3.1)	(0.9)	—	—	7.5	(6.4)	—	13.9
Principal Stockholders fee	—	(2.8)	—	—	—	2.8	—	—	2.8
Asset impairment	—	—	—	—	(233.3)	233.3	—	—	233.3
Special items, before amortization from purchase accounting, interest and tax	27.4	(12.4)	(0.9)	—	(233.3)	274.0	(6.4)	—	280.4
Amortization from purchase accounting	—	—	—	(80.2)	—	80.2	—	—	80.2
Special items, pre-tax	27.4	(12.4)	(0.9)	(80.2)	(233.3)	354.2	(6.4)	—	360.6
Tax effect	—	—	—	—	—	—	—	40.7	(40.7)
As Adjusted*	$584.5	$324.0	$42.2	$3.4	$—	$214.9	$(1.0)	$29.2	$98.7

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.
Reconciliation of Reported Consolidated Statements of Operations to Consolidated Statements of Operations, as adjusted*
Year Ended May 31, 2014 and 2013
(in millions, except percentages, unaudited)

(Preliminary) Year Ended May 31, 2014
	Gross profit	Selling, general and administrative expense	Research and development expense	Amortization	Operating income (loss)	Interest Expense	Other (income) expense	Provision (benefit) from income taxes	Net income (loss)
As Reported	$2,183.2	$1,393.2	$169.6	$307.2	$313.2	$355.9	$(2.8)	$(76.7)	$36.8
Certain litigation	107.2	(27.7)	—	—	134.9	—	—	—	134.9
Acquisition expenses	7.3	(28.2)	—	—	35.5	—	—	—	35.5
Operational restructuring	62.5	(10.4)	(0.7)	—	73.6	—	0.3	—	73.3
Principal Stockholders fee	—	(11.1)	—	—	11.1	—	—	—	11.1
Loss on extinguishment of debt	—	—	—	—	—	—	(6.6)	—	6.6
Special items, before amortization from purchase accounting, interest and tax	177.0	(77.4)	(0.7)	—	255.1	—	(6.3)	—	261.4
Amortization from purchase accounting	—	—	—	(295.5)	295.5	—	—	—	295.5
Loss on swap liability	—	—	—	—	—	(21.8)	—	—	21.8
Special items, pre-tax	177.0	(77.4)	(0.7)	(295.5)	550.6	(21.8)	(6.3)	—	578.7
Tax effect	—	—	—	—	—	—	—	195.4	(195.4)
As Adjusted*	$2,360.2	$1,315.8	$168.9	$11.7	$863.8	$334.1	$(9.1)	$118.7	$420.1

Year Ended May 31, 2013
	Gross profit	Selling, general and administrative expense	Research and development expense	Amortization	Goodwill and intangible assets impairment charge	Operating income (loss)	Other (income) expense	Provision (benefit) from income taxes	Net income (loss)
As Reported	$2,179.5	$1,312.5	$150.3	$313.8	$567.4	$(164.5)	$177.8	$(117.7)	$(623.4)
Certain litigation	42.9	(15.0)	—	—	—	57.9	—	—	57.9
Acquisition expenses	7.4	(9.3)	—	—	—	16.7	—	—	16.7
Operational restructuring	38.9	(9.5)	(1.1)	—	—	49.5	(9.6)	—	59.1
Principal Stockholders fee	—	(11.0)	—	—	—	11.0	—	—	11.0
Asset impairment	—	—	—	—	(567.4)	567.4	—	—	567.4
Loss on extinguishment of debt	—	—	—	—	—	—	(171.1)	—	171.1
Special items, before amortization from purchase accounting, interest and tax	89.2	(44.8)	(1.1)	—	(567.4)	702.5	(180.7)	—	883.2
Amortization from purchase accounting	—	—	—	(299.6)	—	299.6	—	—	299.6
Special items, pre-tax	89.2	(44.8)	(1.1)	(299.6)	(567.4)	1,002.1	(180.7)	—	1,182.8
Tax effect	—	—	—	—	—	—	—	218.7	(218.7)
As Adjusted*	$2,268.7	$1,267.7	$149.2	$14.2	$—	$837.6	$(2.9)	$101.0	$340.7

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.
Other Financial Information
Reconciliation of Net Income, as reported, to EBITDA, as adjusted*
(in millions, except percentages, unaudited)

	(Preliminary) Three Months Ended May 31, 2014	Three Months Ended May 31, 2013	(Preliminary) Year Ended May 31, 2014	Year Ended May 31, 2013
Net income (loss), as reported	$66.7	$(221.2)	$36.8	$(623.4)
Interest expense	81.5	88.0	355.9	398.8
Provision (benefit) from income taxes	(37.0)	(11.5)	(76.7)	(117.7)
Depreciation and amortization	122.8	130.6	501.2	495.4
Special items, before purchase accounting, interest and tax	53.2	280.4	261.4	883.2
EBITDA, as adjusted*	$287.2	$266.3	$1,078.6	$1,036.3

Net Sales	$844.5	$783.9	$3,223.4	$3,052.9
EBITDA percentage, as adjusted*	34.0%	34.0%	33.5%	33.9%

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.
Condensed Consolidated Balance Sheets
(in millions, unaudited)

	(Preliminary) May 31, 2014	May 31, 2013
Assets
Cash and cash equivalents	$247.6	$355.6
Accounts receivable, net	577.3	531.8
Inventories	693.4	624.0
Current deferred income taxes	150.2	119.9
Prepaid expenses and other	193.2	141.3
Property, plant and equipment, net	716.0	665.2
Intangible assets, net	3,439.6	3,630.2
Goodwill	3,634.1	3,600.9
Other assets	105.4	125.8
Total Assets	$9,756.8	$9,794.7
Liabilities and Shareholder’s Equity
Current liabilities, excluding debt	$697.1	$523.8
Current portion of long-term debt	133.1	40.3
Long-term debt, net of current portion	5,587.3	5,926.1
Deferred income taxes, long-term	1,028.9	1,129.8
Other long-term liabilities	237.6	206.1
Shareholder’s equity	2,072.8	1,968.6
Total Liabilities and Shareholder’s Equity	$9,756.8	$9,794.7
Net Debt (a)*	$5,472.8	$5,610.8

(a)	Net debt is the sum of total debt less cash and cash equivalents.

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.
Consolidated Statement of Cash Flows and GAAP Operating Cash Flow Reconciled to Free Cash Flow*
& Unlevered Free Cash Flow*
(in millions, unaudited)

	(Preliminary) Three Months Ended May 31, 2014	Three Months Ended May 31, 2013	(Preliminary) Year Ended May 31, 2014	Year Ended May 31, 2013
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Net income (loss)	$66.7	$(221.2)	$36.8	$(623.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	122.8	130.6	501.2	495.4
Amortization and write off of deferred financing costs	4.1	3.7	22.7	31.0
Stock-based compensation expense	4.6	6.0	18.2	38.3
Loss on extinguishment of debt	—	—	—	155.2
Recovery of doubtful accounts receivable	5.9	(4.5)	5.9	(4.9)
Realized gain on investments	(2.2)	—	(2.2)	(0.2)
Goodwill and intangible assets impairment charge	—	233.3	—	567.4
Deferred income taxes	(51.7)	(50.1)	(178.2)	(215.5)
Other	(7.8)	11.8	(14.0)	17.7
Changes in operating assets and liabilities, net of acquired assets:
Accounts receivable	1.8	12.7	(29.1)	(40.4)
Inventories	(4.6)	(2.4)	(23.4)	(36.0)
Prepaid expenses	(37.2)	38.4	(32.8)	30.5
Accounts payable	30.5	24.6	12.3	(3.4)
Income taxes	18.6	(43.9)	37.4	(38.4)
Accrued interest	18.0	12.3	(2.9)	(0.3)
Accrued expenses and other	33.9	43.4	177.1	95.5
Net cash provided by operating activities	203.4	194.7	529.0	468.5
CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Proceeds from sales/maturities of investments	23.8	—	42.8	5.5
Purchases of investments	(9.6)	—	(29.4)	(6.4)
Proceeds from sale of assets	1.6	—	2.4	14.0
Capital expenditures	(69.9)	(54.3)	(228.7)	(204.0)
Acquisitions, net of cash acquired - 2012 Trauma Acquisition	—	—	—	(280.0)
Acquisitions, net of cash acquired - 2013 Spine Acquisition	—	—	(148.8)	—
Other acquisitions, net of cash acquired	(2.1)	(0.5)	(3.4)	(17.7)
Net cash used in investing activities	(56.2)	(54.8)	(365.1)	(488.6)
CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Debt:
Payments under European facilities	—	(0.3)	(2.3)	(1.3)

Payments under senior secured credit facilities	(7.7)	(8.3)	(30.3)	(33.5)
Proceeds under revolvers	—	6.6	159.3	86.6
Payments under revolvers	(102.3)	(0.6)	(165.3)	(80.6)
Proceeds from senior notes due 2020 and term loans	—	—	870.5	3,396.2
Tender/retirement of senior notes due 2017 and term loans	—	—	(1,091.6)	(3,423.0)
Payment of fees related to refinancing activities	—	(1.2)	(15.5)	(79.0)
Equity:	—
Repurchase of LVB Acquisition, Inc. shares	—	—	—	(0.1)
Option exercises	0.7	—	1.3	—
Net cash used in financing activities	(109.3)	(3.8)	(273.9)	(134.7)
Effect of exchange rate changes on cash	(2.7)	2.1	2.0	18.0
Increase (decrease) in cash and cash equivalents	35.2	138.2	(108.0)	(136.8)
Cash and cash equivalents, beginning of period	212.4	217.4	355.6	492.4
Cash and cash equivalents, end of period	$247.6	$355.6	$247.6	$355.6

Free Cash Flow*(1)	$133.5	$140.4	$300.3	$264.5
Add back: cash paid for interest	60.4	73.1	347.4	388.6
Unlevered Free Cash Flow* (2)	$193.9	$213.5	$647.7	$653.1

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$60.4	$73.1	$347.4	$388.6
Income taxes	$12.8	$32.5	$82.5	$81.5

(1)	Defined as cash flow from operations less capital expenditures.

(2)	Defined as Free Cash Flow plus cash paid for interest. Commonly used by companies that are highly leveraged to show how assets perform before interest payments.

*	See Non-GAAP Financial Measures Disclosure